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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

    We hereby consent to the incorporation of our report dates May 30, 1997 on the financial statements of Brann Holdings Limited as of and for the year ended December 31, 1996 which appears on page 54 of this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (Registration
Numbers 333-13079, 333-33829 and 333-74741).



                              Price Waterhouse
                              Chartered Accountants and Registered Auditors

Bristol, England
March 30, 1999